Exhibit 21.1
                   Subsidiaries of Omega Financial Corporation

Name of Subsidiary                              State or Jurisdiction          Trade Name
                                                  of Incorporation              (if any)
--------------------------------------------------------------------------------------------------
Omega Bank, N.A.                                   United States               Omega Bank
P.O. Box 298                                                           Hollidaysburg Trust Company
State College, PA    16804                                             Penn Central National Bank

Central Pennsylvania Investment Company            Delaware                        --
1105 N. Market Street
Wilmington, DE 19899

Central Pennsylvania Life Insurance Company        Arizona                         --
1421 E. Thomas Road
Phoenix, AZ  85014

Central Pennsylvania Leasing, Inc.                 Pennsylvania                    --

Central Pennsylvania Real Estate, Inc.             Pennsylvania                    --


                                       24